UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200		77046
Houston, Texas		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
As previously disclosed, on February 11, 2011, Hercules Offshore, Inc. (the “Company”) and its wholly owned subsidiary, SD Drilling LLC (collectively with the Company, “Purchasers”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Seahawk Drilling, Inc. (“Seahawk”) and certain of it subsidiaries (collectively with Seahawk, “Sellers”), pursuant to which Sellers agreed to sell to Purchasers, and Purchasers agreed to acquire from Sellers, all 20 of Sellers’ jackup rigs and related assets, accounts receivable and cash and certain liabilities of Sellers in a transaction pursuant to Section 363 of the U.S. Bankruptcy Code. This amendment to Form 8-K is filed to include the Asset Purchase Agreement as an exhibit.
     (d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated February 11, 2011

*	Schedules and other attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedules and other attachments to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: February 15, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated February 11, 2011

*	Schedules and other attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedules and other attachments to the SEC upon request.